UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017 (July 28, 2017)

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(646) 205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

(d)    On July 31, 2017, Tyme Technologies, Inc. (the “Company”), in accordance with the authority granted by the Company’s board of directors, listed its shares of common stock (the “Common Stock”), which were previously quoted on the OTCQB® Venture Market (“OTC”) under the ticker symbol “TYMI,” on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “TYME.” In connection with such action, the listing and trading of the Common Stock on OTC ceased at market close on July 28, 2017, and trading of the Common Stock commenced on Nasdaq upon the opening of business on July 31, 2017.

A copy of the press release issued by the Company announcing the transfer to Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press release issued by the Company on July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: August 2, 2017

	By:	/s/ Steve Hoffman
	Name:	Steve Hoffman, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on July 27, 2017.